                                                                       EXHIBIT 1



                               2,000,000 SHARES(1)


                        ORTHOPAEDIC BIOSYSTEMS LTD., INC.


                                  COMMON STOCK


                             UNDERWRITING AGREEMENT

__________________, 1998


CRUTTENDEN ROTH INCORPORATED
JOSEPHTHAL & CO., INC.
As Representatives of the several Underwriters
c/o CRUTTENDEN ROTH INCORPORATED
18301 Von Karman, Suite 100
Irvine, California 92715

Ladies and Gentlemen:

      Orthopaedic Biosystems Ltd., Inc., an Arizona corporation (the "Company"), addresses you as the Representatives of each of the persons, firms and corporations listed in Schedule A hereto (herein collectively called the "Underwriters") and hereby confirms its agreement with the several Underwriters as follows:


      1. DESCRIPTION OF SHARES. The Company proposes to issue and sell 2,000,000 shares of its authorized and unissued Common Stock, no par value per share, (the "Firm Shares") to the several Underwriters. The Company also proposes to grant to the Underwriters an option to purchase up to 300,000 additional shares of the Company's Common Stock, no par value per share (the "Option Shares"), as provided in Section 7 hereof. As used in this Agreement, the term "Shares" shall mean the Firm Shares and the Option Shares. Further, the Company proposes to issue to the Representatives warrants for the purchase of a total of 200,000 shares of its authorized and unissued Common Stock, no par value per share (the "Warrants"). The Shares of Common Stock issuable upon exercise of the Warrants are referred to as the "Warrant Shares." All shares of Common Stock of the Company to be outstanding after giving effect to the sales contemplated hereby, including the Shares and Warrant Shares, are hereinafter referred to as "Common Stock."


      2. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY. The Company represents and warrants to, and agrees with, each Underwriter that:


----------

      (1) Plus an option to purchase up to 300,000 additional shares from the Company to cover overallotments.



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
            (a) A registration statement on Form SB-2 (File No. 333-58313) with respect to the Shares, including a prospectus, has been prepared and filed by the Company in conformity in all material respects with the requirements of the Securities Act of 1933, as amended (the "Act"), and the applicable rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Act and has been filed with the Commission; amendments to such registration statement, such prospectuses and abbreviated registration statements pursuant to Rule 462(b) of the Rules and Regulations ("462 Registration Statement") as may have been required prior to the date hereof have been similarly prepared and filed with the Commission; and the Company will file such additional amendments to such registration statement, such amended prospectuses and such abbreviated registration statements as may hereafter be required. Copies of such registration statement and amendments together with each exhibit filed therewith, of each related prospectus contained or filed as part of any pre-effective amendment to such registration statement or filed pursuant to Rule 424(a) (the "Preliminary Prospectuses") and of any abbreviated registration statement pursuant to Rule 462(b) of the Rules and Regulations have been delivered to you.

      If the registration statement relating to the Shares has been declared effective under the Act by the Commission, the Company will prepare and promptly file with the Commission the information omitted from the registration statement pursuant to Rule 430A(a) or, if the Representatives, on behalf of the several Underwriters, shall agree to the utilization of Rule 434 of the Rules and Regulations, the information required to be included in any term sheet filed pursuant to Rule 434(b) or (c), as applicable, of the Rules and Regulations pursuant to subparagraph (1), (4) or (7) of Rule 424(b) of the Rules and Regulations or as part of a post-effective amendment to the registration statement (including a final form of prospectus). If the registration statement relating to the Shares has not been declared effective under the Act by the Commission, the Company will prepare and promptly file an amendment to the registration statement, including a final form of prospectus, or, if the Representatives, on behalf of the several Underwriters, shall agree to the utilization of Rule 434 of the Rules and Regulations, the information required to be included in any term sheet filed pursuant to Rule 434(b) or (c), as applicable, of the Rules and Regulations. The term "Registration Statement" as used in this Agreement shall mean such registration statement, including financial statements, schedules and exhibits (including exhibits incorporated by reference), in the form in which it became or becomes, as the case may be, effective (including, if the Company omitted information from the registration statement pursuant to Rule 430A(a) or files a term sheet pursuant to Rule 434 of the Rules and Regulations, the information deemed to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) or Rule 434(d) of the Rules and Regulations) and, in the event of any amendment thereto or the filing of any 462 Registration Statement after the effective date of such registration statement, shall also mean (from and after the effectiveness of such amendment or the filing of such abbreviated registration statement) such registration statement as so amended, together with any such 462 Registration Statement. The term "Prospectus" as used in this Agreement shall mean the prospectus relating to the Shares as included in such Registration Statement at the time it becomes effective (including, if the Company omitted information from the Registration Statement pursuant to Rule 430A(a) of the Rules and Regulations, the information deemed to be a part of the Registration Statement at the time it became effective pursuant to Rule 430A(b) of the Rules and Regulations); provided, however, that if in reliance on Rule 434 of the Rules and Regulations and with the consent of the Representatives on behalf of the several Underwriters, the Company shall have provided to the Underwriters a term sheet pursuant to Rule 434(b) or (c), as applicable, prior to the time that a confirmation is sent or


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
given for purposes of Section 2(10)(a) of the Act, the term "Prospectus" shall mean the "prospectus subject to completion" (as defined in Rule 434(g) of the Rules and Regulations) last provided to the Underwriters by the Company and circulated by the Underwriters to all prospective purchasers of the Shares (including the information deemed to be a part of the Registration Statement at the time it became effective pursuant to Rule 434(d) of the Rules and Regulations). Notwithstanding the foregoing, if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Shares that differs from the prospectus referred to in the immediately preceding sentence (whether or not such revised prospectus is required to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use. If in reliance on Rule 434 of the Rules and Regulations and, with the consent of the Representatives on behalf of the several Underwriters, the Company shall have provided to the Underwriters a term sheet pursuant to Rule 434(b) or (c), as applicable, prior to the time that a confirmation is sent or given for purposes of Section 2(10)(a) of the Act, the Prospectus and the term sheet, together, will not be materially different from the prospectus in the Registration Statement.

            (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or instituted proceedings for that purpose, and each such Preliminary Prospectus has conformed in all material respects to the requirements of the Act and the Rules and Regulations and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and at the time the Registration Statement became or becomes, as the case may be, effective and at all times subsequent thereto up to and on the Closing Date (hereinafter defined) and on any later date on which Option Shares are to be purchased, (i) the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained and will contain all material information required to be included therein by the Act and the Rules and Regulations and will in all material respects conform to the requirements of the Act and the Rules and Regulations, (ii) the Registration Statement, and any amendments or supplements thereto, did not and will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) the Prospectus, and any amendments or supplements thereto, did not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties contained in this subparagraph (b) shall apply to information contained in or omitted from the Registration Statement or Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information relating to any Underwriter furnished to the Company by such Underwriter specifically for use in the preparation thereof. The information set forth on the front cover of the Prospectus (insofar as such information relates to the Underwriters), the inside front cover page of the Prospectus (insofar as such information relates to the Underwriters) concerning stabilization, over-allotment and passive market making by the Underwriters, and under the 1st, 2nd, and 9th paragraphs under the caption "Underwriting" in any Preliminary Prospectus and in the Prospectus constitutes the only information furnished by the Underwriters to the Company for inclusion in any Preliminary Prospectus, the Prospectus or the Registration Statement.

            (c) The Company is duly incorporated and validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation with full power and authority


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
(corporate and other) to own, lease and operate its properties and conduct its business as described in the Prospectus; the Company is duly qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company (hereinafter, a "Material Adverse Effect"); no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification; the Company is in possession of and operating in compliance with all authorizations, licenses, certificates, consents, orders and permits from state, federal and other regulatory authorities that are material to the conduct of its business, all of which are valid and in full force and effect. The Company is not in violation of its charter or bylaws and no event has occurred which, with notice or lapse of time or both, would constitute a breach or violation of any of the terms and provisions of, or constitute a default under, any obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness, or in any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which its properties may be bound where such violation, breach, or default is reasonably likely to have a Material Adverse Effect. The Company is not in violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any court, administrative agency, regulatory body, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or its properties where such violation, breach, or default is reasonably likely to have a Material Adverse Effect. The Company does not own or control, directly or indirectly, any corporation, association or other entity.

            (d) The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and, upon due execution and delivery by the Representatives, is a valid and binding agreement on the part of the Company, enforceable in accordance with its terms, except insofar as indemnification and contribution provisions may be limited by applicable law or public policy and except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles and rules of law governing specific performance, estoppel, waiver, injunctive relief, and other equitable remedies (regardless of whether enforcement is sought in a proceeding at law or in equity). The making, execution and performance of this Agreement by the Company and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any bond, debenture, note or other evidence of indebtedness, or under any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which its properties may be bound, (ii) the charter or bylaws of the Company or (iii) any law, order, rule, regulation, writ, injunction, judgment or decree of any court, administrative agency, regulatory body, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or its properties. No consent, approval, authorization or order of or qualification with any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or its properties is required for the execution and delivery of this Agreement and the consummation by the Company of the transactions herein contemplated, except as have been obtained or such as may be required under the Act, the Exchange Act, by the National Association of


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
Securities Dealers, Inc. (the "NASD"), the rules of the American Stock Exchange or under applicable state or other securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, all of which requirements have been satisfied in all material respects.

            (e) There is not pending or, to the Company's knowledge, threatened, any action, suit, claim or proceeding against the Company, any of its officers, any of its properties, assets or rights before any court, administrative agency, regulatory body, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company, its officers, its properties, or otherwise which (i) would reasonably be expected to individually or in the aggregate, result in any material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company (hereinafter a "Material Adverse Change") or have a Material Adverse Effect, (ii) would reasonably be expected to prevent consummation of the transactions contemplated hereby or (iii) is required to be disclosed in the Registration Statement or Prospectus and is not so disclosed. There are no agreements, contracts, leases or documents of the Company of a character required to be described or referred to in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement by the Act or the Rules and Regulations which have not been accurately described in all material respects in the Registration Statement or Prospectus or filed as exhibits to the Registration Statement. The Company is not a party or subject to the provisions of any injunction, judgment, decree or order of any court, administrative agency, regulatory body, government or governmental agency or body, domestic or foreign, that could reasonably be expected to result in a Material Adverse Change. The Company has conducted and is conducting its business in compliance with all applicable Federal, State, local and foreign statutes, laws, rules, regulations, ordinances, codes, decisions, decrees, directives and orders, except where the failure to do so would not, singly or in the aggregate, have a Material Adverse Effect on the Company.

            (f) All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus under the caption "Capitalization." The capital stock of the Company conforms to the description thereof contained in the Registration Statement and the Prospectus (and such statements correctly state the substance of the instruments defining the capitalization of the Company). The Shares to be issued and sold by the Company hereunder have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement, and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and nonassessable, and will be sold free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest. No preemptive right, co-sale right, registration right, right of first refusal or other similar right of shareholders exists with respect to any of the Shares or the issuance and sale thereof other than those that have been satisfied or expressly waived prior to the date hereof and those that will automatically expire upon and will not apply to the consummation of the transactions contemplated on or before the Closing Date. No further approval or authorization of any shareholder, the Board of Directors of the Company or others is required for the issuance and sale or transfer of the Shares except as may be required under the Act or under state or other securities or Blue Sky laws. Except as disclosed in the Registration Statement, Prospectus and the financial statements of the Company,


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
and the related notes thereto included in the Prospectus, the Company has no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus fairly and accurately presents the information required to be shown with respect to such plans, arrangements, options and rights. All outstanding options of the company have been duly authorized and issued in compliance with all federal and state securities laws and Arizona general corporate law.

            (g) The Warrants and the Warrant Shares have been duly authorized. The Warrants, when issued and delivered to you, will constitute valid and binding obligations of the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditor's rights generally or by general equitable principles and rules of law governing specific performance, estoppel, waiver, injunctive relief, and other equitable remedies (regardless of whether enforcement is sought in a proceeding at law or in equity). The Warrant Shares when issued and delivered by the Company in accordance with the terms of this Agreement and pursuant to the Warrants, will be duly and validly issued and fully paid and non-assessable, will be free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, and will not be subject to any preemptive rights or similar rights on the party of any person or entity. A sufficient number of shares of Common Stock, no par value per share, of the Company have been reserved for issuance by the Company upon exercise of the Warrants.

            (h) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been (i) any Material Adverse Change, (ii) any transaction that is material to the Company,
(iii) any obligation, direct or contingent, incurred by the Company, except obligations incurred in the ordinary course of business, (iv) any change in the capital stock or outstanding indebtedness of the Company, (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, (vi) any default in the payment of principal of or interest on any outstanding debt obligations, or (vii) any loss or damage (whether or not insured) to the property of the Company which has been sustained which has a Material Adverse Effect.

            (i) Except as set forth in the Registration Statement and Prospectus, (i) the Company has good and marketable title to all properties and assets described in the Registration Statement and Prospectus as owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, other than as described in the Registration Statement and such as would not have a Material Adverse Effect on the Company, (ii) the agreements to which the Company is a party described in, or filed as exhibits to, the Registration Statement and Prospectus are valid agreements, enforceable by the Company, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles and rules of law governing specific performance, estoppel, waiver, injunctive relief, and other equitable remedies (regardless of whether enforcement is sought in a proceeding at law or in equity), and, to the Company's knowledge, the other contracting party or parties thereto are not in breach or default under any of such agreements, and (iii) the Company has valid and enforceable leases for all


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
properties described in the Registration Statement and Prospectus as leased by it, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles and rules of law governing specific performance, estoppel, waiver, injunctive relief, and other equitable remedies (regardless of whether enforcement is sought in a proceeding of law or in equity), and with such exceptions as do not materially affect the value or use of such property. Except as set forth in the Registration Statement and Prospectus, the Company owns or leases all properties as are necessary to its operations as now conducted or as proposed to be conducted.

            (j) Ernst & Young LLP, Independent Auditors, which has examined the financial statements of the Company, together with the related schedules and notes, as of December 31, 1997 and for the year ended December 31, 1997, and PricewaterhouseCoopers, LLP, Independent Auditors, which has examined the financial statements of the Company, together with the related schedules and notes, as of December 31, 1996, and for the year ended December 31, 1996, filed with the Commission as a part of the Registration Statement, which are included in the Prospectus, are independent accountants within the meaning of the Act and the Rules and Regulations. The audited financial statements of the Company, together with the related schedules and notes, and the unaudited financial information, forming part of the Registration Statement and Prospectus, fairly present the financial position and the results of operations of the Company in accordance with GAAP at the respective dates and for the respective periods to which they apply; and all audited financial statements of the Company, together with the related schedules and notes, and the unaudited financial information, filed with the Commission as part of the Registration Statement, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as may be otherwise stated therein. The selected and summary financial and statistical data included in the Registration Statement fairly present the information shown therein and have been compiled on a basis consistent with the audited financial statements presented therein. No other financial statements or schedules are required to be included in the Registration Statement.

            (k) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (l) The Company and its subsidiaries have timely filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes shown thereon as due, and there is no tax deficiency that has been or, may be reasonably likely to be asserted against the Company that might have a Material Adverse Effect. All tax liabilities are adequately provided for on the books of the Company.

            (m) The Company maintains insurance with insurers of recognized financial responsibility of the types and in the amounts generally deemed reasonable for its business and consistent with insurance coverage maintained by similar companies in similar businesses or as otherwise required by any agreement to which the Company is a party, including, but not limited to, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism, products liability, errors and omissions, and all other risks customarily insured against, all of which insurance is in full force and effect. The Company has not been refused any insurance coverage applied for; and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

            (n) To the knowledge of the Company, no labor dispute with the employees of the Company exists or is imminent. The Company is not aware of any existing or imminent work stoppage or labor strike by the employees of any of its principal suppliers, subcontractors, stocking dealers, or distributors (domestic or foreign) that might be expected to result in a Material Adverse Change. No collective bargaining agreement exists with any of the Company's employees and, to the Company's knowledge, no such agreement is imminent.

            (o) The Company has provided to the Representatives copies of all non-competition, non-disclosure, confidentiality or other similar agreement with any party other than the Company. To the Company's knowledge, no consultant or scientific advisor of the Company (individually, a "Consultant" and collectively, "Consultants") is in violation of any noncompetition, non-disclosure, confidentiality or similar agreements between such consultant or scientific advisor and any party other than the Company. Each Consultant engaged by or on behalf of the Company to render services for the Company has entered into an agreement with the Company providing for terms and conditions of non-disclosure, non-competition and confidentiality in connection with such services ("Consulting Agreements"). Assuming due authorization, execution and delivery of the Consulting Agreements by each Consultant, the Consulting Agreements are the legal, valid, binding and enforceable instruments of the Consultants, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditor's rights generally or by general equitable principles and rules of law governing specific performance, estoppel, waiver, injunctive relief, and other equitable remedies (regardless of whether enforcement is sought in a proceeding at law or in equity).

            (p) The Common Stock is registered (or will be concurrent with the effectiveness of the Registration Statement) pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is approved for listing on the American Stock Exchange ("AMEX"). The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from AMEX, nor has the Company received any notification that the Commission or AMEX is contemplating terminating such registration or listing, respectively.

            (q) Except as disclosed in the Registration Statement, the Company owns or possesses sufficient rights to use all inventions, trade secrets, trademarks, service marks, trade names, copyrights, service names, mask works, technology, know-how and other proprietary intellectual property rights which are necessary to conduct its business as now conducted and as described in the Registration Statement and Prospectus. Except as disclosed in the Registration Statement, the Company owns or possesses sufficient rights to enforce its patents and trademarks against third parties. The Company or its assignor has duly and properly filed with the U.S. Patent and Trademark Office all pending patent applications (the "Patent Applications") and trademark applications referred to in the Registration Statement and Prospectus. The information contained in the Registration Statement and Prospectus concerning the Patent Applications, patents trade secrets, trademarks, service marks, tradenames, copyrights, technology and know-how owned by or licensed to the Company is accurate in all material respects. Except as disclosed in the Registration Statement, the Company has not received any notice of, nor has it any knowledge of, any infringement of or conflict with asserted rights of the Company by others with respect to any patents, patent rights, inventions, trade secrets, trademarks, service marks, trade names copyrights, technology or know-how. Except as disclosed in the Registration Statement, the Company has not received any notice of, nor has it any knowledge of, any infringement of or conflict with asserted rights of others with respect to any patents, patent rights, inventions, trade secrets, trademarks, service marks, trade names, copyrights, mask works, technology or know how which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a Material Adverse Effect. Except as disclosed in the Registration Statement, the Company has no knowledge of any facts or circumstances that would affect the validity or enforceability of any of the Company's issued patents or pending patent applications. The Company takes security measures which it believes are adequate to assure trade secret protection in its non-patented technology.

            (r) The Company is conducting business in compliance with all applicable statutes, rules, regulations and orders administered or issued by any domestic or foreign administrative agency, regulatory body, government or governmental agency in the jurisdictions in which it is conducting business except where such noncompliance would not result in a Material Adverse Effect. Without limiting the foregoing, the Company is in compliance with the provisions of the Federal Food, Drug, and Cosmetic Act ("FDC Act") relating to medical devices except where such noncompliance would not result in a Material Adverse Effect. Each device that the Company manufactures, causes to be manufactured and distributes or causes to be distributed (the "Company Devices") is the subject of a 510(k) premarket notification which resulted in a finding of substantial equivalence by FDA or the Company believes such device qualifies for exemption from 510(k) premarket notification requirements. The Company believes that none of the Company Devices found substantially equivalent by the FDA have been modified in such a manner as to require the submission of a new 510(k) premarket notification. The Company believes that none of the Company Devices have been labeled or promoted in such a manner as to require the submission of a new 510(k) notification. All the Company Devices are listed with the FDA and have been manufactured in a facility registered by the Company with FDA. All the Company Devices are manufactured in accordance with the Quality Systems Regulations and current Good Manufacturing Practices Regulations, 21 C.F.R. Part 820, except where such failure to be in accordance would not have a Material Adverse Effect. The Company believes it has submitted all reports necessary to be submitted in accordance with the Medical Device Reporting regulations, 21 C.F.R. Part 803. The Company has labeled and promoted the Company Devices in accordance with the provisions of the FDC Act and FDA's implementing regulations. The Company believes that the Company Devices are not misbranded, adulterated, or otherwise in violation of the FDC Act or FDA's regulations, or any foreign regulatory law, regulation, order or rule governing the Company's current business except where such misbranding, adulteration or other violation would not have a Material Adverse Effect.


            (s) The Company is in compliance in all material respects, with ISO 9001 certification standards and all CE mark certification requirements. The Company has submitted all reports and other documentation necessary to be submitted in accordance with all foreign regulatory orders, laws and regulations in jurisdictions in which the Company is conducting business except where such failure would not have a Material Adverse Effect. The Company has not received notification of violation of any applicable statute, rule, regulation or order administered or issued by any foreign administrative agency, regulatory body, government or governmental agency in foreign jurisdictions in which it is conducting business.


            (t) There are no actions, suits, or proceedings pending or, to the knowledge of the Company, threatened by the FDA against the Company seeking limitations, suspension or revocation of any license, permit, approval or authorization required by the Company to conduct its business as described in the Registration Statement and the Prospectus.

            (u) To the Company's knowledge, there are no-rule-making or similar proceedings before the FDA or comparable Federal, state, local or foreign government bodies which involve or affect the Company which, if the subject of an action unfavorable to the Company, would have a Material Adverse Effect on the Company.

            (v) Except as set forth in the Registration Statement and Prospectus, (i) the Company is in compliance with all laws, orders, rules and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Laws") which are applicable to its business except where failure to do so would have a Material Adverse Effect, (ii) the Company has received no notice from any administrative agency, regulatory body, government, governmental authority or third party of an asserted claim under Environmental Laws, (iii) the Company believes it will not be required to make material capital expenditures to comply with Environmental Laws in the foreseeable future and (iv) no property which is, or has been, owned, leased or occupied by the Company has been designated as a Superfund site pursuant to the Comprehensive Response, Compensation, and Liability Act of 1980, as amended, or otherwise designated as a contaminated site under applicable state or local law.

            (w) The Company has been advised concerning the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder, and has in the past conducted, and intends in the future to conduct, its affairs in such a manner as to ensure that it is not and will not become an "investment company" or a company "controlled" by an "investment company" within the meaning of the 1940 Act and such rules and regulations.

            (x) The Company has not distributed and will not distribute prior to the later of (i) the Closing Date, or any date on which Option Shares are to be purchased, as the case may be, and (ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectuses, the Prospectus, the Registration Statement and other materials, if any, permitted by the Act.

            (y) The Company has not at any time during the last five (5) years
(i) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

            (z) The Company has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares (except for any action taken by the Underwriters).

            (aa) Except as otherwise set forth in the Registration Statement and the Prospectus, each officer and director of the Company, and each person listed on Schedule I attached hereto, has agreed in writing that such person will not, except as described below, for a period of 180 days from the date of the final Prospectus (the "Lock-Up Period"), sell, offer to sell, solicit an offer to buy, contract to sell, loan, pledge, grant any option to purchase, or otherwise transfer or dispose of (collectively, a "Disposition"), any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock (collectively, "Securities"), now owned or hereafter acquired by such person or with respect to which such person has or hereafter acquires the power of disposition otherwise than (i) on exercise (on a cash or cashless basis, whether in a tradition cashless exercise or in a "brokers" cashless exercise) of Common Stock options or warrants outstanding, it being understood, however, that the shares of Common Stock received (net of shares sold by or on behalf of such person in a "brokers" cashless exercise or shares delivered to the Company in a traditional cashless exercise thereof) by such person upon exercise thereof shall be subject to the terms of the Lock-Up Agreement (as defined below), (ii) on the transfer of shares of Common Stock or Securities during such person's lifetime by bona fide gifts, transfers to trusts, partnerships or limited liability companies for estate planning purposes, or upon death by will or intestacy, provided that any transferee agrees to be bound by the Lock-Up Agreement, and (iii) on the transfer or other disposition of shares of Common Stock or Securities as a distribution to limited partners or shareholders of such person, provided that the distributees thereof agree to be bound by the terms of the Lock-Up Agreement. The foregoing restriction has been expressly agreed to preclude the holder of the Securities from engaging in any hedging, pledge or other transaction which is designed to or may reasonably be expected to lead to or result in a Disposition of Securities during the Lock-up Period, even if such Securities would be disposed of by someone other than such shareholder. Such prohibited hedging, pledge or other transactions would include, without limitation, any short sale (whether or not against the box), any pledge of shares covering an obligation that matures, or could reasonably mature during the Lock-Up Period, or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Securities. Furthermore, such person has also agreed and consented to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Securities held by such person except in compliance with the restrictions described in this subsection (aa).

            (bb) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any shareholder who owns beneficially more than five percent (5%) of the Common Stock or any of the members of the families of any of them, except as disclosed in the Registration Statement and the Prospectus.

            (cc) Other than the Representatives, on behalf of the several Underwriters, no person is or will be owed any finder's fee or commission or similar payment in connection with the transactions contemplated by this Agreement.

            (dd) All offers and sales of capital stock of the Company prior to the date hereof were at all relevant times duly registered or exempt from the registration requirements of the Act and were duly registered or subject to an available exemption from the registration requirements of the applicable state securities or Blue Sky laws. There are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Act, other than those which have been waived or complied with.

            (ee) No relationship, direct or indirect, exists between or among the Company on the one hand and the directors, officers, shareholders, customers or suppliers of the Company on the other hand, that is required by the Act or the 1934 Act or the Rules and Regulations to be described in the Registration Statement and the Prospectus that is not described as so required.

            (ff) The Company has complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

      3. PURCHASE, SALE AND DELIVERY OF SHARES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $_____ per share, the respective number of Firm Shares which is set forth opposite the name of such Underwriter in Schedule A hereto (subject to adjustment as provided in Section
10).

            (a) Delivery of definitive certificates for the Firm Shares to be purchased by the Underwriters pursuant to this Section 4 shall be made against payment of the purchase price therefor by the several Underwriters by certified or official bank check or checks drawn in same-day funds, payable to the order of the Company or by wire transfer in same day funds, at the offices of Snell & Wilmer, L.L.P., One Arizona Center, Phoenix, Arizona (or at such other place as may be agreed upon between the Representative and the Company), at 7:00 A.M. Pacific daylight savings time, (a) on the third (3rd) full business day following the first day that Shares are traded or (b) if this Agreement is executed and delivered after 1:30 P.M. Pacific daylight savings time, the fourth
(4th) full business day following the day that this Agreement is executed and delivered or (c) at such other time and date not later than seven (7) full business days following the first day that Shares are traded as the Representatives and the Company may determine (or at such time and date to which payment and delivery shall have been postponed pursuant to Section 10 hereof), such time and date of payment and delivery being herein called the "Closing Date;" provided, however, that if the Company has not made available to the Representatives copies of the Prospectus within the time provided in Section 4(d) hereof, the Representatives may, in their sole discretion, postpone the Closing Date until no later than two (2) full business days following delivery of copies of the Prospectus to the Representative. The certificates for the Firm Shares to be so delivered will be made available to you at such office or such other location, as you may reasonably request for checking at least one (1) full business day prior to the Closing Date and will be in such names and denominations as you may request, such request to be made at least two (2) full business days prior to the Closing Date. If the Representatives so elect, delivery of the Firm Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives.

            (b) It is understood that you, individually, and not as the Representatives of the several Underwriters, may (but shall not be obligated to) make payment of the purchase price on behalf of any Underwriter or Underwriters whose check or checks shall not have been received by you prior to the Closing Date for the Firm Shares to be purchased by such Underwriter or Underwriters. Any such payment by you shall not relieve any such Underwriter or Underwriters of any of its or their obligations hereunder.

            (c) After the Registration Statement becomes effective, the several Underwriters intend to make a public offering (as such term is described in Section 11 hereof) of the Firm Shares at a public offering price of $_____ per share. After the public offering, the several Underwriters may, in their discretion, vary the public offering price.

      4. FURTHER AGREEMENTS OF THE COMPANY. The Company covenants and agrees with each of Underwriters that:

            (a) The Company will use its best efforts to cause the Registration Statement and any amendment thereof, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective as promptly as possible. The Company will use its best efforts to cause any 462 Registration Statement as may be required subsequent to the date the Registration Statement is declared effective to become effective as promptly as possible. The Company will notify you, promptly after it shall receive notice thereof, of the time when the Registration Statement, any subsequent amendment to the Registration Statement or any 462 Registration Statement has become effective or any supplement to the Prospectus has been filed. If the Company omitted information from the Registration Statement at the time it was originally declared effective in reliance upon Rule 430A(a) of the Rules and Regulations, the Company will provide evidence satisfactory to you that the Prospectus contains such information and has been filed, within the time period prescribed, with the Commission pursuant to subparagraph (1) or (4) of Rule 424(b) of the Rules and Regulations or as part of a post-effective amendment to such Registration Statement as originally declared effective which is declared effective by the Commission. If the Company files a term sheet pursuant to Rule 434 of the Rules and Regulations, the Company will provide evidence satisfactory to you that the Prospectus and term sheet meeting the requirements of Rule 434(b) or (c), as applicable, of the Rules and Regulations have been filed, within the time period prescribed, with the Commission pursuant to subparagraph
(7) of Rule 424(b) of the Rules and Regulations. If for any reason the filing of the Prospectus is required under Rule 424(b)(3) of the Rules and Regulations, it will provide evidence satisfactory to you that the Prospectus contains such information and has been filed with the Commission within the time period prescribed. The Company will notify you promptly of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information. Promptly upon your request, the Company will prepare and file with the Commission any amendments or supplements to the Registration Statement or Prospectus which, in the opinion of counsel for the several Underwriters ("Underwriters' Counsel"), may be necessary or advisable in connection with the distribution of the Shares by the Underwriters. The Company will promptly prepare and file with the Commission, and promptly notify you of the filing of, any amendments or supplements to the Registration Statement or Prospectus which may be necessary to correct any statements or omissions, if, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event shall have occurred as a result of which the Prospectus or any other prospectus relating to the Shares as then in effect would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In case any Underwriter is required to deliver a prospectus nine (9) months or more after the effective date of the Registration Statement in connection with the sale of the Shares, it will prepare promptly upon request, but at the expense of such Underwriter, such amendment or amendments to the Registration Statement and such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act. The Company will file no amendment or supplement to the Registration Statement or Prospectus which shall not previously have been submitted to you a reasonable time prior to the proposed filing thereof or to which you shall reasonably object in writing, subject, however, to compliance with the Act and the Rules and Regulations and the provisions of this Agreement.

            (b) The Company will advise you, promptly after it shall receive notice or obtain knowledge, of the issuance of any stop order by the Commission suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

            (c) The Company will use its best efforts to arrange for qualification (including by providing full cooperation with Underwriter's counsel, whose services in this matter are required and which you and the Company will seek to expedite) of the Shares for offering and sale under the securities laws of such jurisdictions as you may designate and to continue such qualifications in effect for so long as may be required for purposes of the distribution of the Shares, provided, however, that the Company shall not be required in connection therewith or as a condition thereof to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction in which it is not otherwise required to be so qualified or to so execute a general consent to service of process. In each jurisdiction in which the Shares shall have been qualified as above provided, the Company will make and file such statements and reports in each year as are or may be required by the laws of such jurisdiction for such purpose.

            (d) The Company will furnish to you, as soon as available, and, in the case of the Prospectus and any term sheet or abbreviated term sheet under Rule 434, in no event later than the first full business day following the first day that Shares are traded, copies of each Registration Statement (two of which will be signed and which will include all exhibits), each Preliminary Prospectus, the Prospectus and any amendments or supplements to such documents, including any prospectus prepared to permit compliance with Section 10(a)(3) of the Act, all in such quantities as you may from time to time reasonably request. Notwithstanding the foregoing, if the Representatives, on behalf of the several Underwriters, shall agree to the utilization of Rule 434 of the Rules and Regulations, the Company shall provide to you copies of a Preliminary Prospectus updated in all respects through the date specified by you in such quantities as you may from time to time reasonably request.

            (e) The Company will make generally available to its securityholders as soon as practicable, but in any event not later than the forty-fifth (45th) day following the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement, an earnings statement (which will be in reasonable detail but need not be audited) complying with the provisions of Section 11(a) of the Act and covering a twelve (12) month period beginning after the effective date of the Registration Statement.

            (f) During a period of five (5) years after the date hereof, the Company will furnish to its shareholders as soon as practicable after the end of each respective period, annual reports (including financial statements audited by independent certified public accountants) and, upon request by a shareholder, unaudited quarterly reports of operations for each of the first three quarters of the fiscal year, and will furnish to you and the other several Underwriters hereunder, upon request (i) concurrently with furnishing such reports to its shareholders, statements of operations of the Company for each of the first three (3) quarters in the form furnished to the Company's shareholders, (ii) concurrently with furnishing to its shareholders, a balance sheet of the Company as of the end of such fiscal year, together with statements of operations, of shareholders' equity, and of cash flows of the Company for such fiscal year, accompanied by a copy of the certificate or report thereon of independent certified public accountants, (iii) as soon as they are available, copies of all reports (financial or other) mailed to shareholders, (iv) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission, any securities exchange or the NASD, (v) every material press release and every material news item or article in respect of the Company or its affairs which was generally released to shareholders or prepared by the Company, and (vi) any additional information of a public nature concerning the Company, or its business which you may reasonably request. During such five (5) year period, if the Company shall have active subsidiaries, the foregoing financial statements shall be on a consolidated basis to the extent that the accounts of the Company and such subsidiaries are consolidated, and shall be accompanied by similar financial statements for any significant subsidiary which is not so consolidated to the extent required by GAAP.

            (g) The Company will apply the net proceeds from the sale of the Shares being sold by it in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

            (h) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for its Common Stock.

            (i) If at any time during the ninety (90) day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, (i) consult with you concerning the propriety of disseminating a press release or other public statement responding to or commenting on such rumor, publication or event and (ii) if the Company and you mutually determine to disseminate such a release or statement, prepare, consult with you concerning the substance of and disseminate such release or statement reasonably satisfactory to you.

            (j) During the Lock-up Period, the Company will not, without the prior written consent of the Representatives, effect the Disposition of, directly or indirectly, any Securities other than the sale of the Firm Shares and the Option Shares hereunder and the Company's issuance of options or Common Stock (i) under the Company's presently authorized stock option plans described in the Registration Statement and the Prospectus, (ii) pursuant to presently outstanding warrants and (iii) in connection with an acquisition of technology or companies or a corporate partnering transaction.

            (k) The terms of subparagraphs (a), (g) and (h) of paragraph 9 of that certain Letter of Intent dated as of May 18, 1998 by and between the Company and Cruttenden Roth Incorporated, are hereby incorporated by reference and made obligations of the Company and Cruttenden Roth Incorporated as part of this Agreement notwithstanding that the Letter Agreement shall have ceased to be of full force or effect for any other purpose.

            (l) The Company shall reimburse and pay to Representatives a non-accountable expense allowance equal to three percent (3.0%) of the total Price to Public relating to the Firm Shares shown on the front cover of the Prospectus. The Representatives acknowledge that $______ of the amount payable pursuant to this paragraph has already been paid.

            (m) The Company will use its best efforts to cause the Securities to be included for listing on AMEX or another nationally recognized exchange or quotation system following the Firm Closing Date.

      5.    EXPENSES.

            (a) The Company agrees with each Underwriter that:

                  (i) The Company will pay and bear all costs and expenses in connection with the preparation, printing and filing of the Registration Statement (including financial statements, schedules and exhibits), Preliminary Prospectuses and the Prospectus and any amendments or supplements thereto; the printing of this Agreement, the Agreement Among Underwriters, the Selected Dealer Agreement, all Blue Sky filing fees and related expenses, the Underwriters' Questionnaire and Power of Attorney, and any instruments related to any of the foregoing; the issuance and delivery of the Shares hereunder to the several Underwriters, including transfer taxes, if any, the cost of all certificates representing the Shares and transfer agents' and registrars' fees; the fees and disbursements of counsel for the Company; all fees and other charges of the Company's independent certified public accountants; the cost of furnishing to the several Underwriters copies of the Registration Statement (including appropriate exhibits), Preliminary Prospectus and the Prospectus, and any amendments or supplements to any of the foregoing; NASD filing fees and the cost of qualifying the Shares under the laws of such jurisdictions as you may designate (including filing fees and fees and disbursements of Underwriters' Counsel in connection with such NASD filings and Blue Sky qualifications such Blue Sky Fees not to exceed $20,000); and all other expenses directly incurred by the Company in connection with the performance of its obligations hereunder. The provisions of this Section 5(a)(i) are intended to relieve the Underwriters from the payment of the expenses and costs which the Company hereby agrees to pay.

                  (ii) In addition to its other obligations under Section 8(a) hereof, the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding described in
Section 8(a) hereof, it will reimburse the Underwriters on a monthly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriters shall promptly return such payment to the Company together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) listed from time to time in The Wall Street Journal which represents the base rate on corporate loans posted by a substantial majority of the nation's thirty (30) largest banks (the "Prime Rate"). Any such interim reimbursement payments which are not made to the Underwriters within thirty (30) days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.

            (b) In addition to their other obligations under Section 8(b) hereof, the Underwriters severally and not jointly agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding described in Section 8(b) hereof, they will reimburse the Company on a monthly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company shall promptly return such payment to the Underwriters together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Company within thirty (30) days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.

            (c) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Sections 5(a)(ii) and 5(b) hereof, including the amounts of any requested reimbursement payments, the method of determining such amounts and the basis on which such amounts shall be apportioned among the reimbursing parties, shall be settled by arbitration conducted pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Any such arbitration will be limited to the operation of the interim reimbursement provisions contained in Sections 5(a)(ii) and 5(b) hereof and will not resolve the ultimate propriety or enforceability of the obligation to indemnify for expenses which is created by the provisions of Sections 8(a) and 8(b) hereof or the obligation to contribute to expenses which is created by the provisions of Section 8(d) hereof.

      6. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters to purchase and pay for the Shares as provided herein shall be subject to the accuracy, as of the date hereof and the Closing Date and any later date on which Option Shares are to be purchased, as the case may be, of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

            (a) The Registration Statement shall have become effective not later than 2:00 P.M., Pacific Standard time, on the date following the date of this Agreement, or such later date and time as shall be consented to in writing by you; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of Underwriters' Counsel.

            (b) All corporate proceedings and other legal matters in connection with this Agreement, the form of Registration Statement and the Prospectus, and the registration, authorization, issue, sale and delivery of the Shares, shall have been reasonably satisfactory to Underwriters' Counsel, and such counsel shall have been furnished with such papers and information as they may have requested to enable them to pass upon the matters referred to in this Section.

            (c) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, or any later date on which Option Shares are to be purchased, as the case may be, there shall not have been any change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company from that set forth in the Registration Statement or Prospectus, which, in your sole judgment, is material and adverse and that makes it, in your sole judgment, impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus.

            (d) You shall have received on the Closing Date and on any later date on which Option Shares are to be purchased, as the case may be, the following opinion of Snell & Wilmer LLP, counsel for the Company, dated the Closing Date or such later date on which Option Shares are to be purchased, as the case may be, addressed to the Underwriters and with reproduced copies or signed counterparts thereof for each of the Underwriters, to the effect that:

                  (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation;

                  (ii) The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus;

                  (iii) The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction, if any, in which, to such counsel's knowledge the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company. To such counsel's knowledge, the Company does not own or control, directly or indirectly, any corporation, association or other entity;

                  (iv) The authorized capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" as of the dates stated therein; the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and have not have been issued, to such counsel's knowledge, in violation of or subject to any preemptive rights contained in the Company's charter or bylaws or under Arizona corporation law or, to the knowledge of such counsel, similar rights that entitle or will entitle any person to acquire any shares upon issuance of such Shares of capital stock by the Company. The outstanding options of the Company have been duly authorized;

                  (v) The Firm Shares or the Option Shares, as the case may be, to be issued by the Company pursuant to the terms of this Agreement have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms hereof, will be duly and validly issued and fully paid and nonassessable and will not have been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or, to such counsel's knowledge, other similar right contained in the Company's charter or bylaws or in any other agreement or contract to which the Company is a party; and the forms of certificates evidencing the Shares comply with Arizona law;

                  (vi) The Company has the corporate power and authority to enter into this Agreement and to issue, sell and deliver to the Underwriters the Shares to be issued and sold by it hereunder;

                  (vii) This Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by you, is a valid and binding agreement of the Company, enforceable in accordance with its terms, except insofar as indemnification and contribution provisions may be limited by applicable law or public policy and except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by general equitable principles and rules of law governing specific performance, estoppel, waiver, injunctive relief and other equitable remedies (regardless of whether enforcement is sought in a proceeding at law or in equity);

                  (viii) The Registration Statement has become effective under the Act and to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to such counsel's knowledge, overtly threatened under the Act;

                  (ix) The Registration Statement and the Prospectus, and each amendment or supplement thereto (other than the financial statements (including supporting schedules), financial data derived therefrom and other financial and statistical information included therein as to which such counsel need express no opinion), as of the effective date of the Registration Statement, complied as to form in all material respects with the requirements of the Act and the applicable Rules and Regulations;

                  (x) The information in the Prospectus under the caption "Description of Capital Stock" and "Shares Eligible For Future Sale" to the extent that it constitutes matters of law or legal conclusions, has been reviewed by such counsel and is a fair summary of such matters and conclusions;

                  (xi) To such counsel's knowledge, there are no agreements, contracts, leases or documents to which the Company is a party of a character required to be described or referred to in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which are not described or referred to therein or filed as required;


                  (xii) The performance of this Agreement and the consummation of the transactions herein contemplated (other than performance of the Company's indemnification and contribution obligations hereunder, concerning which no opinion need be expressed) will not (a) result in any violation of the charter or bylaws of the Company or (b) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any bond, debenture, note or other evidence of indebtedness, or any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument that is filed as an exhibit to the Registration Statement to which the Company is a party or by which its properties are bound, or any applicable statute, rule or regulation known to such counsel and generally applicable to transactions of the type contemplated hereunder (except that such counsel need not express any opinion with respect to state securities or Blue Sky laws) or any order, writ or decree of any court, government or governmental agency or body having jurisdiction over the Company or any of its properties or operations, which such conflict, breach, violation or default is reasonably likely to have a material adverse effect upon the consummation of Offering;

                  (xiii) No consent, approval, authorization or order of or qualification with any court, government or governmental agency or body having jurisdiction over the Company or any of its properties or operations is necessary in connection with the consummation by the Company of the transactions herein contemplated, except such as have been obtained under the Act or such as may be required under state or other securities or Blue Sky laws in connection with the purchase and the distribution of the Shares by the Underwriters and except for those consents, approvals, authorizations, orders or qualifications, which, if not secured, would not have a material adverse effect upon the consummation of the Offering;


                  (xiv) To such counsel's knowledge, there are no legal or governmental proceedings pending or overtly threatened against the Company of a character required to be disclosed in the Registration Statement or the Prospectus by the Act or the Rules and Regulations, other than those described therein;


                  (xv) The Company is not, and upon the sale of the Shares as herein contemplated will not be, an "investment company," as defined under the Investment Company Act of 1940, as amended;

                  (xvi) To such counsel's knowledge, except as set forth in the Registration Statement and Prospectus, no holders of Common Stock or other securities of the Company have registration rights with respect to securities of the Company and, except as set forth in the Registration Statement and Prospectus, no holders of securities of the Company having rights to registration of such shares of Common Stock or other securities, have the right to require the Company to include such securities in the securities registered pursuant to the Registration;

                  (xvii) Except as set forth in the Registration Statement and the Prospectus, there is no actual or, to the knowledge of such counsel, overtly threatened action, suit, claim or proceeding relating to patents, patent rights or licenses, trademarks or trademark rights, copyrights, collaborative research, licenses or royalty arrangements or agreements or trade secrets, know-how or proprietary techniques or technology, including, processes and substances, owned by or affecting the business operations of the Company which are pending or threatened against the Company and which action, suit, claim or proceeding would, with respect to any of the foregoing, have a Material Adverse Effect; and

      In addition, such counsel shall state that such counsel has acted as outside corporate legal counsel to the Company and participated in conferences with officials and other representatives of the Company, the Representatives, Underwriters' Counsel and the independent certified public accountants of the Company, at which such conferences the contents of the Registration Statement and Prospectus and related matters were discussed, and although they do not assume any responsibility for, and have not verified the accuracy or completeness of, the statements contained in the Registration Statement or the Prospectus, nothing has come to the attention of such counsel which leads such counsel to believe that, at the time the Registration Statement became effective and at all times subsequent thereto up to and on the Closing Date and on any later date on which Option Shares are to be purchased, the Registration Statement and any amendment or supplement thereto (other than the financial statements including supporting schedules, other financial information derived therefrom and other financial and statistical information included therein, as to which such counsel need express no opinion) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or at the Closing Date or any later date on which the Option Shares are to be purchased, as the case may be, the Registration Statement, the Prospectus and any amendment or supplement thereto (except as aforesaid) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      Counsel rendering the foregoing opinion may rely, as to matters of fact, to the extent such counsel deems proper, upon certificates of responsible officers of the Company, and of government officials, in which case their opinion is to state that they are so relying and that they have no knowledge of any material misstatement or inaccuracy in any such opinion, representation or certificate. Counsel shall not be required to express any opinion regarding the FDC Act or regulations regarding medical devices or related matters. References to the Registration Statement and the Prospectus in this subsection (d) shall include any amendment or supplement thereto at the date of such opinion. Copies of any opinion, representation or certificate so relied upon shall be delivered to you, as Representatives of the Underwriters, and to Underwriters' Counsel.

            (e) You shall have received on the Closing Date and on any later date on which Option Shares are to be purchased, as the case may be, an opinion of Brobeck, Phleger & Harrison LLP, in form and substance reasonably satisfactory to you, with respect to the sufficiency of all such corporate proceedings and other legal matters relating to this Agreement and the transactions contemplated hereby as you may reasonably require, and the Company shall have furnished to such counsel such documents as they may have reasonably requested for the purpose of enabling them to pass upon such matters.

            (f) You shall have received on the Closing Date and on any later date on which Option Shares are to be purchased, as the case may be, the following opinions of regulatory and intellectual property counsel for the Company, dated the Closing Date or such later date on which Option Shares as the case may be, are to be purchased and addressed to the Underwriters and with reproduced copies or signed counterparts thereof for each of the Underwriters:

                  (i) from Hogan and Hartson LLP., regulatory counsel for the Company, an opinion that:

                           (A) The statements in the Registration Statement and
the Prospectus under the captions "Risk Factors -- Regulatory Risks" and "Business -- Government Regulation," insofar as such statements purport to summarize provisions of the FDC Act and the regulations promulgated thereunder are accurate summaries in all material respects of the provisions purported to be summarized under such captions.

      In addition, regulatory counsel shall state that such counsel has represented the Company in regulatory-related matters and during the course of preparation of the Registration Statement and Prospectus, have participated in certain discussions with officers and employees of the Company as to the FDA regulatory matters dealt with under the captions "Risk Factors - Regulatory Risks" and "Business - Government Regulation" in the Registration Statement and Prospectus, and that no facts have come to such counsel's attention that cause it to believe that (i) the statements under the captions "Risk Factors Regulatory Risks" and "Business - Government Regulation," insofar as such statements relate to FDA regulatory matters, (a) in the Registration Statement at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein no misleading, or (b) in the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) there are any actions, suits, or proceedings pending or threatened by the FDA against the Company seeking limitation, suspension, or revocation of any license, permit, approval or authorization required by the Company to conduct its business as described in the Registration Statement and the Prospectus, other than those described therein.

                  (ii) from Snell & Wilmer, L.L.P., intellectual property counsel for the Company, an opinion that:


                           (A) Each of the patents listed in such opinion
(herein called the "Patents") and each of the patent applications listed in such opinion (herein called the "U.S. Applications") were properly executed by the named inventor. Each of the foreign applications listed in such opinion (herein called the "Foreign Applications") were properly executed by such counsel as attorney of record for the Company. The Patents and the U.S. Applications have been properly filed in the United States Patent and Trademark Office (the "PTO"). The Foreign Applications have been properly filed in the respective appropriate foreign patent office.


                           (B) Each of the National Stage Applications listed in
such opinion (herein called the "National Stage Applications") have all been properly filed in the respective patent offices.

                           (C) The Patents and the U.S. Applications were
properly assigned to the Company by the respective inventors of the Patents or the U.S. Applications, as the case may be. Except as otherwise stated in such opinion, the Company is listed in the records of the U.S. Patent and Trademark Office ("PTO") as the sole assignee of record of each of the Patents and each of the U.S. Applications. The Company is listed in the records of the appropriate foreign patent offices as the sole assignee of record of each of the Foreign Applications.



                           (D) To such counsel's knowledge, all pertinent prior
art known to the Company or its counsel during the prosecution of the Patents or U.S. Applications were disclosed to the PTO and, to our knowledge, neither we nor the Company made any representation to, or concealed any relevant prior art from the PTO during such prosecution.


                           (E) To such counsel's knowledge, there are no
asserted, unasserted or threatened claims of any persons relating to the scope or ownership of the Patents or the U.S. Applications, there are no liens which have been filed against any of the Patents or the U.S. Applications, there are no material defects of form in the preparation or filing of the Patents or the U.S. Applications, the currently pending U.S. Applications are being diligently prosecuted, and none of the U.S. Applications has been finally rejected or abandoned.

                           (G) To such counsel's knowledge, there are no
asserted or unasserted claims of any persons relating to the scope or ownership of the Foreign Applications, there are no liens which have been filed against any of the Foreign Applications, there are no material defects of form in the preparation or filing of the Foreign Applications, the Foreign Applications are being diligently prosecuted, and none of the Foreign Applications has been finally rejected or abandoned.


                           (H) Nothing has come to such counsel's attention that
leads such counsel to believe that the pending U.S. Applications or National Stage Applications will not eventually result in issued patents, or that any patents issued in respect thereto will not be valid or will not afford the Company any reasonable patent protection relative to the subject matter thereof.



                           (I) Except as set forth in the Registration
Statement, to such counsel's knowledge, there are no actual or threatened legal, governmental or other third party action, suit, claim or proceeding (including those relating to infringement) relating to patents or patent rights, which are pending or threatened against the Company and which action, suit, claim or proceeding would, with respect to any of the foregoing, have a material adverse effect on the condition (financial or other), earnings, operations, business or business prospects of the Company.



                           (J) Except as set forth in the Registration
Statement, to such counsel's knowledge, the Company is not infringing or otherwise violating any patents or patent rights of any persons, and, to such counsel's knowledge, no person is infringing or otherwise violating any of the Company's patents or patent rights in a way in which would have a material adverse effect on the condition (financial or other), earnings, operations, business or business prospects of the Company.



                           (K) The information in the Registration Statement and
the Prospectus under the captions "Risk Factors-Reliance on and Uncertainty Relating to Patents and Proprietary Technology; Risk of Infringement" and "Business -- Patents and Proprietary Rights," have been reviewed by such counsel and are a fair and accurate summary of such matters.

                           (L) To such counsel's knowledge, there are no facts
or circumstances which would require the Company to obtain licenses under third party patents which are necessary to allow the Company to conduct the business now being conducted or proposed to be conducted by the Company as described in the Prospectus.

      (g) You shall have received on the Closing Date and on any later date on which Option Shares are to be purchased, as the case may be, a letter, or letters from each of Ernst & Young LLP, Independent Auditors ("E&Y") and PricewaterhouseCoopers LLP, Independent Auditors, ("PWC"), addressed to the Underwriters, dated the Closing Date or such later date on which Option Shares are to be purchased, as the case may be (in each case, the "Bring Down Letters"), confirming that they are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable published Rules and Regulations and based upon the procedures described in letters delivered to you concurrently with the execution of this Agreement (herein called the "Original Letters"), dated the date hereof, or such later date on which Option Shares are to be purchased, as the case may be, (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letters are accurate as of the Closing Date or such later date on which Option Shares are to be purchased, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letters that are necessary to reflect any changes in the facts described in the Original Letters since its date, or to reflect the availability of more recent financial statements, data or information. The Bring Down Letters shall not disclose any change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company from that set forth in the Registration Statement or Prospectus, which, in your sole judgment, is material and adverse and that makes it, in your sole judgment, impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus. The Original Letters from E&Y and PWC shall be addressed to or for the use of the Underwriters in form and substance satisfactory to the Underwriters and shall (i) represent, to the extent true, that they are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable published Rules and Regulations, (ii) refer to their respective opinions with respect to their audit of the consolidated balance sheet of the Company as of December 31, 1997 and December 31, 1996, respectively and related consolidated statements of operations, shareholders' equity (deficit) and cash flows for the twelve (12) months ended December 31, 1997 and December 31, 1996, respectively, (iii) state that nothing came to their attention that caused them to believe that the financial statements included in the Registration Statement and Prospectus do not comply as to form in all material respects with the applicable accounting requirements, (iv) with respect to E&Y, state that E&Y has performed the procedures set out in Statement on Auditing Standards No. 71 ("SAS 71") for a review of interim financial information on the financial statements for the period ended June 30, 1998 (the "Quarterly Financial Statements"), (v) state that in the course of such review, nothing came to their attention that leads them to believe that any material modifications need to be made to any of the Quarterly Financial Statements in order for them to be in compliance with generally accepted accounting principles consistently applied across the periods presented, and
(vi) address other matters agreed upon by E&Y and you. In addition, you shall have received from E&Y a letter addressed to the Company and made available to you for the use of the Underwriters stating that their review of the Company's system of internal accounting controls, to the extent they deemed necessary in establishing the scope of their examination of the Company's financial statements as of December 31, 1997, and as of June 30, 1998, did not disclose any weaknesses in internal controls that they considered to be material weaknesses.


            (h) You shall have received on the Closing Date and on such later date on which Option Shares are to be purchased, as the case may be, a certificate of the Company, dated the Closing Date or such later date on which Option Shares are to be purchased, as the case may be, signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that, and you shall be satisfied that:

                  (i) The representations and warranties of the Company in this Agreement are true and correct in all material respects, as if made on and as of the Closing Date or any later date on which Option Shares are to be purchased, as the case may be, and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or any later date on which Option Shares are to be purchased, as the case may be;

                  (ii) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act;

                  (iii) When the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained all material information required to be included therein by the Act and the Rules and Regulations, and in all material respects conformed to the requirements of the Act and the Rules and Regulations; the Registration Statement, and any amendment or supplement thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, the Prospectus and any amendment or supplement thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth; and

                  (iv) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been (a) any material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company, (b) any transaction that is material to the Company, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Company, incurred by the Company, except obligations incurred in the ordinary course of business, (d) any change in the capital stock or outstanding indebtedness of the Company that is material to the Company or is out of the ordinary course of business of the Company, (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (f) any loss or damage (whether or not insured) to the property of the Company which has been sustained or will have been sustained which has a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company.

            (i) The Company shall have obtained and delivered to you an agreement from each officer and director of the Company, each shareholder listed on Schedule I and each entity that is a shareholder and is affiliated with an officer or director of the Company in writing prior to the date hereof that such person will not, except as described below, during the Lock-up Period, effect the Disposition of any Securities now owned or hereafter acquired by such person or with respect to which such person has or hereafter acquires the power of disposition, otherwise than (i) on exercise (on a cash or cashless basis, whether in a traditional cashless exercise or in a "brokers" cashless exercise) of Common Stock options or warrants outstanding, it being understood, however, that the shares of Common Stock received (net of shares sold by or on behalf of such person in a "brokers" cashless exercise or shares delivered to the Company in a traditional cashless exercise thereof) by such person upon exercise thereof shall be subject to the terms of the Lock-Up Agreement, (ii) on the transfer of shares of Common Stock or Securities during such person's lifetime by bona fide gift, transfers to trusts, partnerships or limited liability companies for estate planning purposes, or upon death by will or intestacy, provided that any transferee agrees in writing to be bound by the Lock-Up Agreement, and (iii) on the transfer or other disposition of shares of Common Stock or Securities as a distribution to limited partners or shareholders of such person, provided that the distributees thereof agree in writing to be bound by the terms of the Lock-Up Agreement. The foregoing restriction shall have been expressly agreed to preclude the holder of the Securities from engaging in any hedging, pledge or other transaction which is designed to or may reasonably be expected to lead to or result in a Disposition of Securities during the Lock-Up Period, even if such Securities would be disposed of by someone other than the such holder. Such prohibited hedging, pledge or other transactions would include, without limitation, any short sale (whether or not against the box), any pledge of shares covering an obligation that matures or could reasonably mature during the Lock-Up Period, or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Securities. Furthermore, such person will have also agreed and consented to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Securities held by such person except in compliance with this restriction.

            (j) The Company shall have furnished you a warrant for the purchase of up to 200,000 shares of Common Stock at an exercise price per share equal to 140% of the offering price per share of the Shares, in the form attached hereto as Exhibit A.

            (k) The Company shall have furnished to you such further certificates and documents as you shall reasonably request (including certificates of officers of the Company) as to the accuracy of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder and as to the other conditions concurrent and precedent to the obligations of the Underwriters hereunder.

      All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory to Underwriters' Counsel. The Company will furnish you with such number of conformed copies of such opinions, certificates, letters and documents as you shall reasonably request.

      7.    OPTION SHARES.


            (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the several Underwriters, for the purpose of covering over-allotments in connection with the distribution and sale of the Firm Shares only, a nontransferable option to purchase up to an aggregate of 300,000 Option Shares at the purchase price per share for the Firm Shares set forth in Section 3 hereof. Such option may be exercised by the Representatives on behalf of the several Underwriters on one (1) or more occasions in whole or in part during the period of forty-five (45) days after the date on which the Firm Shares are initially offered to the public by giving written notice (the "Option Notice") to the Company. The number of Option Shares to be purchased by each Underwriter upon the exercise of such option shall be the same proportion of the total number of Option Shares to be purchased by the several Underwriters pursuant to the exercise of such option as the number of Firm Shares purchased by such Underwriter (set forth in Schedule A hereto) bears to the total number of Firm Shares purchased by the several Underwriters (set forth in Schedule A hereto), adjusted by the Representative in such manner as to avoid fractional shares.


      Delivery of definitive certificates for the Option Shares to be purchased by the several Underwriters pursuant to the exercise of the option granted by this Section 7 shall be made against payment of the purchase price therefor by the several Underwriters by certified or official bank check or checks drawn in same day funds, payable to the order of the Company, or by wire transfer in same day funds. In the event of any breach of the foregoing, the Company shall reimburse the Underwriters for the interest lost and any other expenses borne by them by reason of such breach. Such delivery and payment shall take place at the offices of Snell & Wilmer L.L.P., One Arizona Center, Phoenix, Arizona or at such other place as may be agreed upon between the Representative and the Company (i) on the Closing Date, if written notice of the exercise of such option is received by the Company at least two (2) full business days prior to the Closing Date, or (ii) on a date which shall not be later than the third
(3rd) full business day following the date the Company receives written Notice of the Option, if such notice is received by the Company after the date two (2) full business days prior to the Closing Date.

      The certificates for the Option Shares to be so delivered will be made available to you at such office or such other location, as you may reasonably request for checking at least one (1) full business day prior to the date of payment and delivery and will be in such names and denominations as you may request, such request to be made at least two (2) full business days prior to such date of payment and delivery. If the Representative so elects, delivery of the Option Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives.

      It is understood that each of you, individually, and not as the Representatives of the several Underwriters, may (but shall not be obligated to) make payment of the purchase price on behalf of any Underwriter or Underwriters whose check or checks shall not have been received by you prior to the date of payment and delivery for the Option Shares to be purchased by such Underwriter or Underwriters. Any such payment by you shall not relieve any such Underwriter or Underwriters of any of its or their obligations hereunder.

            (b) Upon exercise of any option provided for in Section 7(a) hereof, the obligations of the several Underwriters to purchase such Option Shares will be subject (as of the date hereof and as of the date of payment and delivery for such Option Shares) to the accuracy of and compliance with the representations, warranties and agreements of the Company herein, to the accuracy of the statements of the Company and officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, to the conditions set forth in Section 6 hereof, and to the condition that all proceedings taken at or prior to the payment date in connection with the sale and transfer of such Option Shares shall be reasonably satisfactory in form and substance to you and to Underwriters' Counsel, and you shall have been furnished with all such documents, certificates and opinions as you may reasonably request in order to evidence the accuracy and completeness of any of the representations, warranties or statements, the performance of any of the covenants or agreements of the Company or the satisfaction of any of the conditions herein contained.

      8.    INDEMNIFICATION AND CONTRIBUTION.

            (a) The Company agrees to indemnify and hold harmless each Underwriter, and each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject with respect to this transaction (including, without limitation, in its capacity as an Underwriter or as a "qualified independent underwriter" within the meaning of Schedule E of the Bylaws of the NASD) under the Act, the Exchange Act or otherwise arising out of or based upon (i) any breach of any representation, warranty, agreement or covenant of the Company herein contained, (ii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, such Preliminary Prospectus or the Prospectus, or any such amendment or supplement thereto, in reliance upon, and in conformity with, written information relating to any Underwriter furnished to the Company by such Underwriter, directly or through the Representatives, specifically for use in the preparation thereof and, provided further, that the indemnity agreement provided in this Section 8(a) with respect to any Preliminary

Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any losses, claims, damages, liabilities or actions based upon any untrue statement or alleged untrue statement of material fact or omission or alleged omission to state therein a material fact purchased Shares, if a copy of the Prospectus in which such untrue statement or alleged untrue statement or omission or alleged omission was corrected had not been sent or given to such person within the time required by the Act and the Rules and Regulations, unless such failure is the result of noncompliance by the Company with Section 4(d) hereof. This indemnity agreement shall be in addition to any liabilities which the Company may otherwise have.

            (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company against any losses, claims, damages or liabilities, joint or several, to which the Company may become subject under the Act, Exchange Act, or otherwise, specifically including, but not limited to, losses, claims, damages or liabilities (or actions in respect thereof) arising out of or based upon (i) any breach of any representation, warranty, agreement or covenant of such Underwriter herein contained, (ii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the case of subparagraphs (ii) and (iii) of this Section 8(b) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter, directly or through the Representatives, specifically for use in the preparation thereof, and agrees to reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action.

      The indemnity agreement in this Section 8(b) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each officer of the Company who signed the Registration Statement and each director of the Company, and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act. This indemnity agreement shall be in addition to any liabilities which such Underwriter may otherwise have.

            (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8 except to the extent that it has been prejudiced by such omission. In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the indemnifying party and which pose a conflict of interest for legal counsel, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with appropriate local counsel) approved by the indemnifying party representing all the indemnified parties under Section 8(a) hereof who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or would have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on all claims that are the subject matter of such proceeding.

            (d) In order to provide for just and equitable contribution in any action in which a claim for indemnification is made pursuant to this Section 8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 8 provides for indemnification in such case, all the parties hereto shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Underwriters severally and not jointly are responsible pro rata for the portion represented by the percentage that the underwriting discount bears to the public offering price, and the Company is responsible for the remaining portion, provided, however, that (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the underwriting discount applicable to the Shares purchased by such Underwriter exceeds the amount of damages which such Underwriter has otherwise been required to pay and (ii) no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. The contribution agreement in this Section 8 shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls any Underwriter or the Company within the meaning of the Act or the Exchange Act and each officer of the Company who signed the Registration Statement and each director of the Company.

            (e) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 8, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 8 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and Prospectus as required by the Act and the Exchange Act.

      9. REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties, covenants and agreements of the Company and the Underwriters herein or in certificates delivered pursuant hereto, and the indemnity and contribution agreements contained in Section 8 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter within the meaning of the Act or the Exchange Act, or by or on behalf of the Company, or any of its officers, directors or controlling persons within the meaning of the Act or the Exchange Act, and shall survive the delivery of the Shares to the several Underwriters hereunder or termination of this Agreement.

      10. SUBSTITUTION OF UNDERWRITERS. If any Underwriter or Underwriters shall fail to take up and pay for the number of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder upon tender of such Firm Shares in accordance with the terms hereof, and if the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters so agreed but failed to purchase does not exceed 10% of the Firm Shares, the remaining Underwriters shall be obligated, severally in proportion to their respective commitments hereunder, to take up and pay for the Firm Shares of such defaulting Underwriter or Underwriters.

      If any Underwriter or Underwriters so defaults and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed to take up and pay for exceeds 10% of the Firm Shares, the remaining Underwriters shall have the right, but shall not be obligated, to take up and pay for (in such proportions as may be agreed upon among them) the Firm Shares which the defaulting Underwriter or Underwriters so agreed but failed to purchase. If such remaining Underwriters do not, at the Closing Date, take up and pay for the Firm Shares which the defaulting Underwriter or Underwriters so agreed but failed to purchase, the Closing Date shall be postponed for twenty-four (24) hours to allow the several Underwriters the privilege of substituting within twenty-four (24) hours (including non-business hours) another underwriter or underwriters (which may include any nondefaulting Underwriter) satisfactory to the Company. If no such underwriter or underwriters shall have been substituted as aforesaid by such postponed Closing Date, the Closing Date may, at the option of the Company, be postponed for a further twenty-four (24) hours, if necessary, to allow the Company the privilege of finding another underwriter or underwriters, satisfactory to you, to purchase the Firm Shares which the defaulting Underwriter or Underwriters so agreed but failed to purchase. If it shall be arranged for the remaining Underwriters or substituted underwriter or underwriters to take up the Firm Shares of the defaulting Underwriter or Underwriters as provided in this Section 10, (i) the Company shall have the right to postpone the time of delivery for a period of not more than seven (7) full business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement, supplements to the Prospectus or other such documents which may thereby be made necessary, and (ii) the respective number of Firm Shares to be purchased by the remaining Underwriters and substituted underwriter or underwriters shall be taken as the basis of their underwriting obligation. If the remaining Underwriters shall not take up and pay for all such Firm Shares so agreed to be purchased by the defaulting Underwriter or Underwriters or substitute another underwriter or underwriters as aforesaid and the Company shall not find or shall not elect to seek another underwriter or underwriters for such Firm Shares as aforesaid, then this Agreement shall terminate.

      In the event of any termination of this Agreement pursuant to the preceding paragraph of this Section 10, then, the Company shall not be liable to any Underwriter (except as provided in Sections 5 and 8 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the number of Firm Shares agreed by such Underwriter to be purchased hereunder, which Underwriter shall remain liable to the Company and the other Underwriters for damages, if any, resulting from such default) be liable to the Company (except to the extent provided in Sections 5 and 8 hereof).

      The term "Underwriter" in this Agreement shall include any person substituted for an Underwriter under this Section 10.

      11.   EFFECTIVE DATE OF THIS AGREEMENT AND TERMINATION.

            (a) This Agreement shall become effective at the earlier of (i) 6:30 A.M., Pacific Standard time, on the first full business day following the effective date of the Registration Statement, or (ii) the time of the public offering of any of the Shares by the Underwriters after the Registration Statement becomes effective. The time of the public offering shall mean the time of the release by you, for publication, of the first newspaper advertisement relating to the Shares, or the time at which the Shares are first generally offered by the Underwriters to the public by letter, telephone, telegram or telecopy, whichever shall first occur. By giving notice as set forth in Section 12 before the time this Agreement becomes effective, you, as Representatives of the several Underwriters, or the Company, may prevent this Agreement from becoming effective without liability of any party to any other party, except as provided in Section 8 hereof.

            (b) You, as Representatives of the several Underwriters, shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time on or prior to the Closing Date or on or prior to any later date on which Option Shares are to be purchased, as the case may be, (i) if the Company shall have failed, refused or been unable to perform in all material respects any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled is not fulfilled, including, without limitation, any change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company from that set forth in the Registration Statement or Prospectus, which, in your sole judgment, is material and adverse, or (ii) if additional governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or on the American Stock Exchange or in the over the counter market by the NASD, or trading in securities generally shall have been suspended on either such exchange or in the over the counter market by the NASD, or if a banking moratorium shall have been declared by federal, New York or California authorities, or (iii) if the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as to interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured, or (iv) if there shall have been a material adverse change in the general political or economic conditions or financial markets as in your judgment makes it inadvisable or impracticable to proceed with the offering, sale and delivery of the Shares, or (v) if there shall have been an outbreak or escalation of hostilities or of any other insurrection or armed conflict or the declaration by the United States of a national emergency which, in the opinion of the Representatives, makes it impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus. In the event of termination pursuant to subparagraph (i) above, the Company shall remain obligated to pay costs and expenses pursuant to Sections 4(i), 5 and 8 hereof. Any termination pursuant to any of subparagraphs (ii) through (v) above shall be without liability of any party to any other party except as provided in
Section 8 hereof.

      If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 11, you shall promptly notify the Company by telephone, telecopy or telegram, in each case confirmed by letter. If the Company shall elect to prevent this Agreement from becoming effective, the Company shall promptly notify you by telephone, telecopy or telegram, in each case, confirmed by letter.

      12. NOTICES. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to you shall be mailed, delivered, or telecopied (and confirmed by letter) to you c/o Cruttenden Roth Incorporated, 18301 Von Karman, Suite 100, Irvine, California 92715, telecopier number (714) 852-9603, Attention: General Counsel, with a copy to Brobeck, Phleger & Harrison LLP, 550 West "C" Street, Suite 1300, San Diego, CA 92101-3532, telecopier number (619) 234-3848, Attention: Faye H. Russell, Esq.; if sent to the Company, such notice shall be mailed, delivered, telegraphed or telecopied (and confirmed by letter) to Orthopaedic Biosystems Ltd., Inc., telecopier number (602) 596-2180, Attention: President, with a copy to Snell & Wilmer L.L.P, One Arizona Center, Phoenix, Arizona 85004-0001, telecopier number
(602) 382-6070, Attention: Steven D. Pidgeon, Esq.

      13. PARTIES. This Agreement shall inure to the benefit of and be binding upon the several Underwriters and the Company and their respective executors, administrators, successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or entity, other than the parties hereto and their respective executors, administrators, successors and assigns, and the controlling persons within the meaning of the Act or the Exchange Act, officers and directors referred to in Section 9 hereof, any legal or equitable right, remedy or claim in respect of this Agreement or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective executors, administrators, successors and assigns and said controlling persons and said officers and directors, and for the benefit of no other person or entity. No purchaser of any of the Shares from any Underwriter shall be construed a successor or assign by reason merely of such purchase.

      In all dealings with the Company under this Agreement, you shall act on behalf of each of the several Underwriters, and the Company shall be entitled to act and rely upon any statement, request, notice or agreement made or given by you jointly or by Cruttenden Roth Incorporated on behalf of you.

      14. APPLICABLE LAW. The validity and interpretation of this Agreement, and the terms and conditions set forth herein, shall be governed by, and construed in accordance with, the laws of the State of California.

      15. COUNTERPARTS. This Agreement may be signed in several counterparts, each of which will constitute an original.




                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

            If the foregoing correctly sets forth the understanding among the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the several Underwriters.

                                    Very truly yours,

                                    Orthopaedic Biosystems Ltd., Inc.



                                    By _____________________________________
                                    D. Ronald Yagoda
                                    Chief Executive Officer



Accepted as of the date first above written:

CRUTTENDEN ROTH INCORPORATED
JOSEPHTHAL & CO., INC.

On their behalf and on behalf of each of the several Underwriters named in Schedule A hereto.


By: CRUTTENDEN ROTH INCORPORATED


By _____________________________________
   Authorized Signatory
   For and on behalf of the Representatives


                     [UNDERWRITING AGREEMENT SIGNATURE PAGE]

                                   SCHEDULE A


                                                                       Number of
                        Underwriters                                     Firm
                                                                         Shares
                                                                         To Be
                                                                       Purchased
 Cruttenden Roth Incorporated
 Josephthal & Co., Inc.







       Total......................................................


                                      -37-